Exhibit 10.5
AMENDMENT AND CONSENT AGREEMENT NO. 4
          AMENDMENT AND CONSENT AGREEMENT NO. 4 (this “Amendment”), dated as of June [   ], 2008, relating to the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of September 12, 2007, among NAVISITE, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement), the Lenders, CIBC WORLD MARKETS CORP., as sole lead arranger (in such capacity, “Sole Lead Arranger”), as documentation agent (in such capacity, “Documentation Agent”) and as bookrunner (in such capacity, “Bookrunner”), CIT LENDING SERVICES CORPORATION, as syndication agent (in such capacity, “Syndication Agent”), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York agency, as issuing bank (in such capacity, “Issuing Bank”) and as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.
WITNESSETH:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to Borrower pursuant to the terms and conditions set forth therein;
          WHEREAS, (i) Borrower has interpreted the $10.0 million limitation in Section 6.18 of the Credit Agreement (the “6.18 Limitation”) to only apply to the types of leases described therein to the extent entered into after the Effective Date (and to exclude such leases in existence on the Effective Date), (ii) the maximum amount of contingent obligations relating to all leases described in Section 6.18 of the Credit Agreement (not excluding such leases in existence on the Effective Date) for any period of twelve months during the term of the Credit Agreement would be approximately $12.0 million, which may have exceeded the 6.18 Limitation (the “6.18 Matter”), and (iii) Borrower, the Consenting Lenders (as defined herein) and Administrative Agent desire to amend the Credit Agreement to cause Section 6.18 to be interpreted consistently by all parties;
          WHEREAS, Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to revise the language of Section 6.18 to more accurately reflect the mutual agreement, intent and understanding of the parties;
          WHEREAS, Section 6.01(e)(ii) of the Credit Agreement permits one or more Foreign Subsidiaries of the Borrower incorporated in the United Kingdom to incur Indebtedness not to exceed $16.5 million in the aggregate over the term of the Credit Agreement;
          WHEREAS, Borrower intends to enter into an additional lease of data center space located in Massif, Kestral Way, Woking (the “Woking Incremental Datasite”);
          WHEREAS, Borrower seeks the ability to incur additional Indebtedness in connection therewith;
          WHEREAS, Borrower has requested that the Credit Agreement be amended to increase the Permitted UK Datasite Buildout Indebtedness amount in the Credit Agreement from $16.5 million to $33.0 million to permit the incurrence of additional Indebtedness in connection with the Woking Incremental Datasite;

          WHEREAS, pursuant to Section 10.02(b) of the Credit Agreement, the consent of the Required Lenders is necessary to effect this Amendment;
          WHEREAS, the Administrative Agent and the Required Lenders party hereto (the “Consenting Lenders”) have considered and are willing to agree to the amendments, but only upon the terms and conditions set forth in this Amendment;
          WHEREAS, Borrower has requested that certain additional amendments to the Credit Agreement be made as set forth below; and
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
CONSENTS
          SECTION 1.01 Consent. Subject to the conditions precedent set forth in Article V of this Amendment, the Consenting Lenders hereby consent to the execution by the Administrative Agent of this Amendment.
ARTICLE II
AGREEMENT AND ACKNOWLEDGEMENT
          SECTION 2.01 Agreement and Acknowledgement. The parties hereby agree and acknowledge that as a result of the mutual mistake and lack of agreement with respect to the meaning of Section 6.18, no Default or Event of Default exists or existed with respect to the 6.18 Matter.
ARTICLE III
AMENDMENTS TO CREDIT AGREEMENT
          SECTION 3.01 Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows (subject to the conditions precedent set forth in Article V of this Amendment):
     (a) The definition of “Incremental Term Loan Maturity Date” in Section 1.01 of the Credit Agreement is amended by deleting “Section 2.18(a)” and replacing it with “Section 2.18(c)(iv)”.
     (b) The following new definition shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
     (i) ““Amendment No. 4 Effective Date” shall mean the date when each of the conditions set forth in the Amendment and Consent Agreement No. 4, dated as of June [   ], 2008, relating to the Credit Agreement shall have been satisfied.”
     (ii) ““Woking Incremental Datasite” shall have the meaning assigned to such term in Section 6.01(e)(ii).”

     (c) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:
     (i) ““Applicable Margin” shall mean, a percentage per annum equal to (A) for LIBOR Loans, 5.00% and (B) for ABR Loans, 4.00%.”
     (d) The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is amended by adding the following after “a rate per annum”:
     “equal to the greater of (i) 3.15% and (ii) a rate per annum”.
     (e) Section 6.01(e) of the Credit Agreement is amended to read in its entirety as follows:
               “(e) Indebtedness (i) in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $8.0 million at any time outstanding and (ii) of one or more Foreign Subsidiaries incorporated in the United Kingdom not to exceed $33,000,000 in the aggregate over the term of this Agreement (“Permitted UK Datasite Buildout Indebtedness”); provided that, in the case of this clause (ii) (I) not more than $16,500,000 of such Permitted UK Datasite Buildout Indebtedness may be in respect of the Massif, Kestral Way, Woking datasite (the “Woking Incremental Datasite”) (and the total leased area pursuant to the Woking Incremental Datasite lease(s) shall not exceed 10,000 square feet) and (II) the amount of Permitted UK Datasite Buildout Indebtedness available under this clause (ii) shall be reduced by each repayment of Permitted UK Datasite Buildout Indebtedness until such time as the outstanding amount of Permitted UK Datasite Buildout Indebtedness shall not exceed $10,000,000.”
     (f) Section 6.10(b) of the Credit Agreement is amended to read in its entirety as follows:
          “(b) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period in effect during any period in the table set forth below, to be less than the ratio set forth opposite such period in the table below:

Fixed Charge
Test Period	Coverage Ratio
July 31, 2007	1.00 to 1.0
October 31, 2007	1.00 to 1.0
January 31, 2008	1.10 to 1.0
April 30, 2008	1.20 to 1.0
July 31, 2008	1.25 to 1.0
October 31, 2008	1.35 to 1.0
January 31, 2009	1.45 to 1.0
April 30, 2009	1.60 to 1.0
July 31, 2009	1.70 to 1.0

Fixed Charge
Test Period	Coverage Ratio
October 31, 2009	1.90 to 1.0
January 31, 2010	2.10 to 1.0
April 30, 2010	2.35 to 1.0
July 31, 2010	2.60 to 1.0
October 31, 2010	2.80 to 1.0
January 31, 2011	3.00 to 1.0
April 30, 2011	3.30 to 1.0
July 31, 2011	3.50 to 1.0
October 31, 2011	3.50 to 1.0
January 31, 2012	3.50 to 1.0
April 30, 2012	3.50 to 1.0
July 31, 2012	3.50 to 1.0
October 31, 2012	3.50 to 1.0
January 31, 2013	3.50 to 1.0
April 30, 2013 and the last day of each fiscal quarter thereafter	3.50 to 1.0
     (g) Section 6.18 of the Credit Agreement is amended to read in its entirety as follows:
     “SECTION 6.18 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $20.0 million payable in any period of 12 consecutive months.”
     (h) Annex I of the Credit Agreement is deleted in its entirety
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Borrower hereby represents, warrants and acknowledges the following:
          SECTION 4.01 Representations and Warranties. The representations and warranties of the Loan Parties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (other than representations and warranties which by their terms relate to an earlier date), except with respect to the matters described herein.
          SECTION 4.02 No Default or Event of Default. Both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, other than with respect to the matters described herein.
          SECTION 4.03 Authorization; Enforceability. Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of this Amendment.
          SECTION 4.04 Execution. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 4.05 No Conflicts. The execution, delivery and performance of this Amendment by each Loan Party (i) will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any Requirement of Law applicable to such Loan Party and (iii) will not violate or result in a default under any indenture or other material agreement or instrument binding upon such Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder.
ARTICLE V
CONDITIONS PRECEDENT TO EFFECTIVENESS
          The effectiveness of this Amendment is subject to the prior satisfaction of the following conditions precedent:
          SECTION 5.01 Costs and Expenses. Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documentation contemplated hereby, including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel llp, counsel for the Administrative Agent with respect thereto.
          SECTION 5.02 Consent Fee. As consideration for the Administrative Agent’s and Consenting Lenders’ execution and delivery of this Amendment, Borrower shall have paid to the Administrative Agent in immediately available funds, for the ratable benefit of the Consenting Lenders, a consent fee equal to 0.375% of the aggregate of the Term Loans and Revolving Commitments of such Consenting Lender as of the Amendment No. 4 Effective Date (the “Consent Fee”). This Consent Fee shall be deemed fully earned upon the execution and delivery of this Amendment by all parties hereto, and shall be nonrefundable upon receipt by the Administrative Agent.
          SECTION 5.03 Execution by Loan Parties. Borrower shall have delivered to the Administrative Agent (or its counsel) a copy of this Amendment manually executed and delivered by each Loan Party (which may be transmitted by facsimile or by email).

          SECTION 5.04 Execution by Consenting Lenders and Agents. The Administrative Agent (or its counsel) shall have received from each Consenting Lender and each of the other parties hereto a counterpart of this Amendment executed on behalf of such party (which may be transmitted by facsimile or by email).
ARTICLE VI
AFFIRMATION AND ACKNOWLEDGMENT
          SECTION 6.01 Acknowledgment and Affirmation. Each Loan Party hereby (i) expressly acknowledges and affirms the terms of the Credit Agreement and the other Loan Documents, (ii) ratifies and affirms after giving effect to this Amendment its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
          SECTION 6.02 Enforceability. Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
          SECTION 6.03 Course of Dealing. Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this Amendment shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
ARTICLE VII
MISCELLANEOUS PROVISIONS
          SECTION 7.01 Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 4 Effective Date”) on which the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Loan Parties and the Consenting Lenders.
          SECTION 7.02 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. On and after giving effect to this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
          SECTION 7.03 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
          SECTION 7.04 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by facsimile or email shall be effective as delivery of a manually executed counterpart.
          SECTION 7.05 Cooperation; Other Documents. At all times following the execution of this Amendment, each Loan Party shall execute and deliver to the Lenders and the Administrative Agent, or shall cause to be executed and delivered to the Lenders and the Administrative Agent, and shall do or cause to be done all such other acts and things as any of the Lenders and the Administrative Agent may reasonably deem to be necessary or desirable to confirm their obligations under the Loan Documents.
          SECTION 7.06 Governing Law; Jurisdiction; Consent to Service of Process. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          SECTION 7.07 Release. In further consideration of the Consenting Lenders’ execution of this Amendment, each Loan Party hereby releases the Administrative Agent, the Collateral Agent and each Lender and each of their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every kind or nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any Loan Party may have against the Releasees which arise from or in any way relate to the Credit Agreement, Obligations and/or Secured Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with or relating to any of the Loan Documents, and any third parties liable in whole or in part for the Obligations or Secured Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which any of the Releasees may have taken or omitted to take prior to the date hereof).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.

NAVISITE, INC.
By:	/s/ Jim Pluntze
	Name:	Jim Pluntze
	Title:	CFO

AVASTA, INC.
CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.
CLEARBLUE TECHNOLOGIES/CHICAGO-WELLS, INC.
CLEARBLUE TECHNOLOGIES/LAS VEGAS, INC.
CLEARBLUE TECHNOLOGIES/LOS ANGELES, INC.
CLEARBLUE TECHNOLOGIES/OAK BROOK, INC.
CLEARBLUE TECHNOLOGIES/VIENNA, INC.
CLEARBLUE TECHNOLOGIES/DALLAS, INC.
CLEARBLUE TECHNOLOGIES/NEW YORK, INC.
CLEARBLUE TECHNOLOGIES/SAN FRANCISCO, INC.
CLEARBLUE TECHNOLOGIES/SANTA CLARA, INC.
CONXION CORPORATION
INTREPID ACQUISITION CORP.
LEXINGTON ACQUISITION CORP.
MANAGEDOPS.COM, INC.
SUREBRIDGE ACQUISITION CORP.
SUREBRIDGE SERVICES, INC.
AMERICA’S JOB EXCHANGE, INC. (FORMERLY
KNOWN AS NAVISITE ACQUISITION SUBSIDIARY, INC.)
JUPITER HOSTING, INC.
1100 TECHNOLOGIES, INC.
NAVI ACQUISITION CORP.
NETASPX, LLC
NETASPX ACQUISITION, INC.
NCS HOLDING COMPANY
NETWORK COMPUTING SERVICES, INC.

By:	/s/ Jim Pluntze
	Name:	Jim Pluntze
	Title:	CFO

2

CANADIAN IMPERIAL BANK OF COMMERCE, Acting through its New York agency, as Administrative Agent
By:	/s/ E. Lindsay Gordon
E. Lindsay Gordon
Canadian Imperial Bank of Commerce Authorized Signatory

CIBC INC As a lender
By:	/s/ E. Lindsay Gordon
E. Lindsay Gordon
Authorized Signatory CIBC Inc.

CIFC FUNDING 2007-II, LTD. CIFC FUNDING 2007-III, LTD. CIFC FUNDING 2007-50, LTD., as a Lender
By:	/s/ Elizabeth Chow
	Name:	Elizabeth Chow
	Title:	Head of Underwriting

[CIT Lending Services INC.], as a Lender
By:	/s/ Joseph Junda
	Name:	Joseph Junda
	Title:	Vice President

By:
Name:
Title:

4

Cratos CLO I LTD, as a Lender By: Cratos CDO Management, LLC As Attorney-in-fact By: Cratos Capital Partners, LLC Its Manager
By:	/s/ Phyliss Hasen
	Name:	Phyliss Hasen
	Title:	Managing Director

[Emporia Preferred Funding III, LLC], as a Lender By: Emporia Capital Management, LLC
By:	/s/ STEVEN ALEXANDER
	Name:	STEVEN ALEXANDER
	Title:	DIRECTOR

By:	/s/ Illegible
Name:
Title:

4

Emporia Preferred Funding IV, LLC], as a Lender By: Emporia Capital Management, LLC
By:	/s/ STEVEN ALEXANDER
	Name:	STEVEN ALEXANDER
	Title:	DIRECTOR

By:	/s/ Illegible
Name:
Title:

4

Eton Park CLO Management 1, as a Lender
By:	Eton Park Asset Management L.L.C as collateral
manager

By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
	Title:	Controller

4

Eton Park CLO Management 2, as a Lender
By:	Eton Park Asset Management L.L.C as collateral
manager

By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
	Title:	Controller

4

FriedbergMilstein Private Capital Fund I By: GSO Debt Funds Management LLC as Subadviser to FriedbergMilstein LLC
By:	/s/ Lee M. Shaiman
	Name:	Lee M. Shaiman
	Title:	Authorized Signatory

4

NAVIGATOR CDO 2006, LTD., as a Lender By: GE Asset Management Inc., as Collateral Manager
By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

FOXE BASIN CLO 2003, LTD. By: GSO Debt Funds Management LLC as Collateral Manager
By:	/s/ Lee M. Shaiman
	Name:	Lee M. Shaiman
	Title:	Authorized Signatory

4

GALE FORCE 3 CLO, LTD. By: GSO Debt Funds Management LLC as Collateral Manager
By:	/s/ Lee M. Shaiman
	Name:	Lee M. Shaiman
	Title:	Authorized Signatory

4

Gale Force 4 CLO, Ltd. By: GSO Debt Funds Management LLC as Collateral Manager
By:	/s/ Lee M. Shaiman
	Name:	Lee M. Shaiman
	Title:	Authorized Signatory

4

HUDSON STRAITS CLO 2004, LTD. By: GSO Debt Funds Management LLC as Collateral Manager
By:	/s/ Lee M. Shaiman
	Name:	Lee M. Shaiman
	Title:	Authorized Signatory

4

Claymore/Guggenheim Strategic Opportunities Fund, As Lender
By:	/s/ Gabriel J Kochmer
	Name:	Gabriel J Kochmer
	Title:	Vice President, Guggenheim Partners Asset Management, Inc as asset manager

4

COPPER RIVER CLO LTD., as a Lender By: Guggenheim Investment Management, LLC., as its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

4

GREEN LANE CLO LTD., as a Lender By: Guggenheim Investment Management, LLC., as its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

4

KENNECOTT FUNDING LTD., as a Lender By: Guggenheim Investment Management, LLC., as its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

4

SANDS POINT FUNDING LTD., as a Lender By: Guggenheim Investment Management, LLC., as its Collateral Manager
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

4

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as a Lender By: NewStar Financial Inc., its Manager
By:	/s/ Walter Marullo
	Name:	Walter Marullo
	Title:	Managing Director

NEWSTAR TRUST 2006-1, as a Lender By: NewStar Financial Inc., its Manager
By:	/s/ Walter Marullo
	Name:	Walter Marullo
	Title:	Managing Director

NEWSTAR DB TERM FUNDING LLC, as a Lender By: NewStar Financial Inc., its Manager
By:	/s/ Walter Marullo
	Name:	Walter Marullo
	Title:	Managing Director

[T2 Income Fund CLO I, LTD], as a Lender By T2 Advisers, LLC
By:	/s/ Saul Rosenthal
	Name:	Saul Rosenthal
	Title:	President

By:
Name:
Title:

4

[Telos c/o 2007-2, LTD], as a Lender by Tricadia Loan Management
By:	/s/ John McCormick
	Name:	John McCormick
	Title:	Managing Director

By:
Name:
Title:

4

CoLTS 2005-2 LTD, as a Lender By: Structured Asset Investors, LLC, as Collateral Manager
By:	/s/ Glenn F. Edwards
Glenn F. Edwards
	Title:	Managing Director

CoLTS 2007-1 LTD, as a Lender By: Structured Asset Investors, LLC, as Collateral Manager
By:	/s/ Glenn F. Edwards
Glenn F. Edwards
	Title:	Managing Direetor

[Amendment and Consent Agreement No. 4]